Exhibit 11.1

COMPUTATION OF PER SHARE EARNINGS

                                                                 FOR THE THREE MONTHS ENDED JANUARY 31,
                                        ---------------------------------------------------------------------------------------
                                            2000                                              1999
                                        -----------------------------------------     -----------------------------------------
                                          INCOME          SHARES        PER SHARE        LOSS           SHARES        PER SHARE
                                        (NUMERATOR)    (DENOMINATOR)     AMOUNTS      (NUMERATOR)    (DENOMINATOR)     AMOUNTS
                                        -----------    -------------     -------      -----------    -------------     -------
BASIC EPS:
Income (loss) available to Common
 shareholders                           $    37,986        2,604,736     $  0.01      $  (249,485)       2,604,736     $ (0.10)

EFFECT OF DILUTIVE SECURITIES:
 Common stock options                            --           18,979          --               --               --          --
                                        -----------      -----------     -------      -----------      -----------     -------

DILUTED EPS:
Income (loss) available to Common
 shareholders                           $    37,986        2,623,715     $  0.01      $  (249,485)       2,604,736     $ (0.10)
                                        -----------      -----------     -------      -----------      -----------     -------


                                                                 FOR THE SIX MONTHS ENDED JANUARY 31,
                                       ----------------------------------------------------------------------------------------
                                            2000                                              1999
                                       ------------------------------------------     -----------------------------------------
                                       INCOME (LOSS)      SHARES        PER SHARE        LOSS           SHARES        PER SHARE
                                        (NUMERATOR)    (DENOMINATOR)     AMOUNTS      (NUMERATOR)    (DENOMINATOR)     AMOUNTS
                                        -----------    -------------     -------      -----------    -------------     -------
BASIC EPS:
Income (loss) available to Common
 shareholders                           $   122,247        2,604,736     $  0.05      $  (350,512)       2,591,403     $ (0.14)

 Change in accounting principle            (158,896)              --       (0.06)              --               --          --

EFFECT OF DILUTIVE SECURITIES:
 Common stock options                            --           20,419          --               --               --          --
                                        -----------      -----------     -------      -----------      -----------     -------

DILUTED EPS:
Income (loss) available to Common
 shareholders                           $   (36,649)       2,625,155     $ (0.01)     $ (350,512)        2,591,403     $ (0.14)
                                        -----------      -----------     -------      -----------      -----------     -------